UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2009
SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

22 Crosby Drive
Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 2010 Management Cash Compensation Plan
EX-10.2 Compensatory Arrangements with Outside Directors (Amended and Restated as of December 9, 2009)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
A.	Adoption of 2010 Management Cash Compensation Plan
     On December 9, 2009, the board of directors adopted and approved a 2010 management cash compensation plan, or the Compensation Plan, for the following executive officers, or the Plan Executives:
•	James A. Milton, President and Chief Executive Officer;

•	Robert C. Leahy, Chief Operating Officer and Chief Financial Officer;

•	Timothy R. Segall, Chief Technology Officer;

•	Mark D. Friedman, Chief Marketing and Business Development Officer; and

•	Jeffrey J. Struzenski, Executive Vice President, Worldwide Sales and Client Management.
The Compensation Plan was initially considered and approved, subject to board approval, by the compensation committee at meetings held in September, November and December 2009. The principal terms of the Compensation Plan are summarized below.
     The Compensation Plan has two components (a) base salary and (b) variable performance-based bonus. In establishing the participants’ base salary and bonus levels for 2010, the Compensation Committee reviewed information provided by an independent executive compensation consulting firm for purposes of establishing 2010 compensation for the Plan Executives, together with updates of that information prepared by management at the request of the Compensation Committee. The recommended 2010 base salaries and bonus levels were based on a number of factors, including a comparison of base salaries and bonuses for comparable positions at the peer companies, the responsibilities of the position, the experience of the Plan Executives and the required knowledge of the Plan Executives.
     Base Salaries
     The 2010 annual base salaries of the Plan Executives as established under the Compensation Plan are as follows:
•	James A. Milton, $330,000;

•	Robert C. Leahy, $250,000

•	Timothy R. Segall, $235,000

•	Mark D. Friedman, $235,000; and

•	Jeffrey J. Struzenski, $230,000.
     Variable Performance-Based Compensation
     The aggregate target bonus amount established under the Compensation Plan for all participants is $475,000.
     The portion of the aggregate target bonus payable to all Plan Executives will be based upon components for revenue (40%), pro forma operating income, and strategic initiatives and goals.
•	The revenue component of the Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule must provide that the revenue component will be payable in full if and only if revenue for 2010 equals or exceeds the amount of revenue reflected in our operating plan for 2010.

•	Pro forma operating income is defined as operating income determined in accordance with U.S. GAAP, plus (a) the total amount of expense recorded in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), (b) the total amount of amortization of intangibles recorded in accordance with U.S. GAAP and (c) the total amount of expense recorded in accordance with U.S. GAAP as a result of the pro forma operating income component. The pro forma operating income component of the Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule must provide that the pro forma operating income component will be payable in full if and only if pro forma operating income for 2010 equals or exceeds the amount of operating income reflected in our operating plan for 2010 plus $142,500 (the maximum amount of the pro forma operating income component).

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•	The Compensation Committee is responsible for identifying strategic initiatives and goals and for evaluating and determining the extent to which each of those initiatives and goals is satisfied as of December 31, 2010.
     The portion of the aggregate bonus target payable to all Plan Executives will be allocated among the Plan Executives in accordance with the following percentages:
•	James A. Milton, 36.84% (maximum of $175,000);

•	Robert C. Leahy, 23.16% (maximum of $110,000);

•	Timothy R. Segall, 15.79% (maximum of $75,000);

•	Mark D. Friedman, 15.79% (maximum of $75,000); and

•	Jeffrey J. Struzenski, 8.42% (maximum of $40,000).
     Bonus amounts payable under the Compensation Plan will be due within 30 days after the later of (a) the completion of the audit of our consolidated financial statements for 2010 and (b) the approval by the Compensation Committee of the bonus amounts payable under the Compensation Plan.
     A copy of the Compensation Plan is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
B.	Amendment of Compensatory Arrangements with Outside Directors
     Our Compensatory Arrangements with Outside Directors has provided that the board chair would receive a retainer fee equal to $15,000 on an annualized basis through December 31, 2009. On December 9, 2009, the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, amended and restated the Compensatory Arrangements with Outside Directors to delete the provision specifying that the board chair’s retainer fee will be effective only through December 31, 2009. As a result, the board chair’s retainer fee will continue to be $15,000 until such future time as it is changed by the board.
     A copy of the Compensatory Arrangements with Outside Directors, as amended and restated as of December 9, 2009, is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	2010 Management Cash Compensation Plan

10.2	Compensatory Arrangements with Outside Directors (Amended and Restated as of December 9, 2009)

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.
Date: December 11, 2009	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2010 Management Cash Compensation Plan

10.2	Compensatory Arrangements with Outside Directors (Amended and Restated as of December 9, 2009)